AGREEMENT AND PLAN OF REORGANIZATION



         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 15, 1998 by and among PMC-SIERRA, INC., a Delaware corporation ("Parent"), PMC-SIERRA (Maryland), INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), INTEGRATED TELECOM TECHNOLOGY, INC., a Maryland corporation ("Company"), and solely with respect to Sections 2.6(d), 6.1(b), 6.4, 6.5, 6.16, 7.2 and Article VIII, SAMSUNG ELECTRONICS CO., LTD. ("Major Stockholder"). The parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings indicated below, including the singular, plural, conjunctive and disjunctive forms of the term.

         I.1 "Affiliate" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         I.2 "Agreement" mean this Agreement and Plan of Reorganization, its exhibits and the Company Disclosure Letter, including documents to be executed as of the date hereof, at the Closing or at the Effective Time.

         I.3  "Ancillary Agreements" means the Stockholders Agreement.

         I.4 "Authorization" means any consent, instrument, order, waiver, license, concession, permit, grant, franchise, approval or other authorization.

         I.5 "Average Closing Price" means the average per share closing price of Parent Common Stock for the five consecutive days that Parent Common Stock has traded ending on the trading day immediately before the Closing Date, as reported on the Nasdaq National Market.

         I.6  "Balance Sheet" means as set forth in Section 3.5.

         I.7 "Cash Amount" means $16.25 million divided by the number of shares of Preferred Stock outstanding at the Closing Date as adjusted pursuant to
Section 6.6 hereof; provided that the Cash Amount will be reduced to the extent necessary in order to qualify the Merger as a reorganization within the meaning of Section 368 of the Code. If such reduction is required, an appropriate adjustment will be made to the Preferred Exchange Ratio so that the holders of Preferred Stock will receive, in lieu of such Cash Amount, an additional number of shares of Parent Common Stock and cash in lieu of fractional shares having a value (determined as of the Closing Date) equal to the amount by which the Cash Amount was reduced.

         I.8  "Certificates" means as set forth in Section 2.8.

         I.9  "Closing" means the closing of the Merger.

         I.10 "Closing Date" means the date upon which the Closing actually occurs.

         I.11 "Code" means the United States Internal Revenue Code of 1986, as amended.

         I.12 "Common Exchange Ratio" means the quotient obtained by dividing $8.08804 per share of Company Common Stock by the Average Closing Price, as adjusted pursuant to Section 6.6 hereof.

         I.13 "Common Stock Warrant" means as set forth in Section 3.2.

         I.14 "Company Capital Stock" means Company Common Stock and Preferred Stock.

         I.15 "Company Common Stock" means all of the issued and outstanding shares of Common Stock of Company, $0.01 par value per share.

         I.16 "Company  Disclosure Letter" means as set forth in the preamble to
Article III.

         I.17 "Company Financials" means as set forth in Section 3.5.

         I.18 "Company Option" means a stock option granted under Company's 1996 Stock Plan.

         I.19 "Conflict" means conflict with, violate, or result in any violation of, breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under.

         I.20 "Contract" means any agreement, commitment, lease, sublease, license, promissory note, indenture, evidence of indebtedness, or other contract (whether written or oral) to which a specified Person is a party or by which the Person's assets are bound.

         I.21 "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

         I.22 "Delaware Law" means Delaware General Corporation Law.

         I.23 "Dissenting Shares" means as set forth in Section 2.7.

         I.24 "Effective Time" means the later time of acceptance by the Secretary of State of Delaware or the Maryland State Department of Assessments and Taxation of the Certificate of Merger and Articles of Merger filed with them, respectively, on the Closing Date.

         I.25 "Effectiveness Period" means as set forth in Section 6.11.

         I.26 "Encumbrance" means any lien, charge, security interest, mortgage, pledge, claim, easement, conditional sale or other title retention or other restriction of a similar kind, and all other easements, encroachments and title defects of every type and nature, or any conditional sale contract, title retention contract, or other Contract to give or to refrain from giving any of the foregoing.

         I.27 "Enforceability Exclusions" means bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and similar laws of general application relating to or affecting creditors' rights and to general equitable principles, or public policy.

         I.28 "Environmental Permits" means as set forth in Section 3.17.

         I.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         I.30 "Escrow Agent"  means as set forth in Section 8.2(a).

         I.31 "Escrow Amount" means $3.9 million in cash.

         I.32 "Escrow Fund" means as set forth in Section 8.2(a).

         I.33 "Escrow Period" means as set forth in Section 8.2(c).

         I.34 "Exchange Act" means as set forth in Section 4.4.

         I.35 "Exchange Ratio" means the Common Exchange Ratio, Option Exchange Ratio and Preferred Exchange Ratio.

         I.36 "Expiration Date" means as set forth in Section 8.1.

         I.37 "GAAP"  means  United   States   generally   accepted   accounting
principles.

         I.38 "Governmental Entity" means any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission.

         I.39 "Hazardous Material" and "Hazardous Materials Activities" means as set forth in Section 3.17.

         I.40 "Holder" means as set forth in Section 6.11.

         I.41 "Indemnified Party" means as set forth in Section 6.11.

         I.42 "Indemnifying Party" means as set forth in Section 6.11.

         I.43 "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), trade secrets, and tangible or intangible proprietary information or material (excluding packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed pursuant to end-user licenses and which are not a component of or incorporated in any of the products of the specified Person).

         I.44 "IRS" means the United States Internal Revenue Service.

         I.45 "Knowledge" means a Person's actual knowledge. The "Knowledge of Company" includes both actual knowledge and the contents of any written Contract binding on the Company.

         I.46 "Law" means all statutes, laws, ordinances, rules, regulations, and other pronouncements having the effect of law of the United States, any state or commonwealth of the United States, any city, county, municipality, department, commission, board, bureau, agency or instrumentality thereof, or law of any foreign jurisdiction.

         I.47 "Liability" means any liability , indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, asserted, unasserted, matured, unmatured or otherwise.

         I.48 "Loss" means any and all losses, Liabilities, damages, claims, fines, fees, penalties, interest obligations, costs and deficiencies, including without limitation reasonable attorneys' fees and other expenses of litigation.

         I.49 "Maryland Law" means Maryland General Corporation Law.

         I.50 "Material Adverse Effect" means a material adverse effect on the business as now conducted, assets (including intangible assets), financial condition or results of operations.

         I.51 "Merger" means the statutory merger of Company with and into Sub.

         I.52 "Multiemployer   Plan"  means  any  Pension   Plan  which  is  a
"multiemployer plan", as defined in Section 3(37) of ERISA.

         I.53 "Officer's Certificate" means as set forth in Section 8.2(e).

         I.54 "Option Exchange Ratio" means the quotient obtained by dividing $8.08804 per share of Company Common Stock by the Average Closing Price, as adjusted pursuant to Section 6.6 hereof.

         I.55 "Parent Common Stock" means shares of voting Common Stock of Parent, $0.01 par value per share.

         I.56 "Parent Financial Statements" means as set forth in Section 4.4.

         I.57 "Parent Reports" means as set forth in Section 4.4

         I.58 "Pension Plan" refers to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

         I.59 "Permitted Encumbrances" means (a) liens for current taxes and other governmental charges and assessments which are not yet due and payable or being contested in good faith, (b) liens of landlords and liens of carriers, warehousemen, workmen, repairmen, customer, employee, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (c) zoning restrictions, easements, licenses, imperfections of title, other restrictions on use of real property and other encumbrances which do not materially detract from the value or impair the existing use of the real property subject thereto or the operations of Company or the business of Company.

         I.60 "Person" means any natural person, corporation, partnership, joint ventures, union association, court, agency, governmental, tribunal, instrumentally, commission, arbitrator, board, bureau, or other entity or authority.

         I.61 "Preferred Exchange Ratio" means the quotient obtained by dividing $4.45749 per share of Preferred Stock by the Average Closing Price, as adjusted pursuant to Section 6.6 hereof.

         I.62 "Preferred Stock" means all of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Company, $1.00 par value per share.

         I.63 "Preferred Warrant" means all outstanding warrants to purchase shares of Preferred Stock.

         I.64 "Registrable Shares" and "Registration Statement" means as set forth in Section 6.11.

         I.65 "Return" or "Returns" means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

         I.66 "SEC" means as set forth in Section 4.4.

         I.67 "Securities Act" means the United States Securities Act of 1933, as amended.

         I.68 "Securityholder Agent" means as set forth in Section 8.2(h).

         I.69 "Sell"  or  "Sold"  means  to  sell,  assign,   transfer,  convey,
encumber, exchange, pledge, license all or substantially all of an interest in a specified asset or right, or otherwise dispose of.

         I.70 "Stockholders Agreement" means as set forth in Section 6.1.

         I.71 "Subsidiary" means as set forth in Section 3.3.

         I.72 "Surviving Corporation" means Sub as the surviving corporation after the Merger.

         I.73 "Suspension Right" means as set forth in Section 6.11.

         I.74 "Tax" or "Taxes" means any and all federal, state, local and foreign taxes imposed by a taxing authority, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

         I.75 "Third Party Expenses" means as set forth in Section 6.6.

         I.76 "Violation" means as set forth in Section 6.11.

         I.77 "Warrant Share Price" means $1,571,828 divided by the number of shares of Preferred Stock issuable upon exercise of warrants to purchase Preferred Stock, as adjusted pursuant to Section 6.6 hereof.


                                   ARTICLE II

                                   THE MERGER

         II.1 The Merger. At the Effective Time, subject to the terms and conditions of this Agreement and the applicable provisions of Delaware Law and Maryland Law, Company shall be merged with and into Sub, the separate corporate existence of Company shall cease and Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent.

         II.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the Closing will take place as promptly as practicable, but no later than five business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and Company. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger and Articles of Merger (or like instruments) with the Secretary of State of the State of Delaware and the Maryland State Department of Assessments and Taxation, respectively, in accordance with the relevant provisions of applicable law.

         II.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Maryland Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation, except for Third Party Expenses which will be paid as set forth in Section 6.6.

         II.4   Certificate of Incorporation; Bylaws.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                  (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         II.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         II.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, Company or the holders of any shares of Company Capital Stock or capital stock of Sub, the following shall occur:

                  (a) Preferred Stock. Each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Preferred Stock in the manner provided in Section 2.8, the Cash Amount and a fraction of a fully paid and nonassessable share of Parent Common Stock equal to the Preferred Exchange Ratio.

                  All such shares of Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Cash Amount and shares of Parent Common Stock.

                  (b) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Common Stock in the manner provided in
Section 2.8, a fraction of a fully paid and nonassessable share of Parent Common Stock equal to the Common Exchange Ratio. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock.

                  (c) Company Options. At the Effective Time, each then outstanding Company Option, whether or not then vested and exercisable (and not yet exercised), will be, in connection with the Merger, substituted by Parent as described below.

                           (i) Each Company  Option  substituted by Parent shall
have, and be subject to, the terms and conditions set forth in Parent's 1998 PMC-Sierra (Maryland), Inc. Stock Plan, and (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately before the Effective Time (regardless of whether or not such options have vested) multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately before the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                           (ii) It is the  intention of the parties that Company
Options substituted by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time. Parent shall use commercially reasonable efforts to ensure that the terms of Company Options substituted by Parent will not contain any provisions that constitute an "additional benefit" within the meaning of Section 424(h)(3) of the Code.

                           (iii) Promptly after the Effective Time,  Parent will
issue to each holder of an outstanding Company Option a document evidencing the foregoing substitution of such Company Option by Parent.

                  (d) Warrants.

                           (i) At the Effective  Time,  each warrant to purchase
Preferred Stock issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of such warrant for cancellation to Parent or to agent or agents as may be appointed by Parent, a cash amount equal to the Warrant Share Price multiplied by the number of shares of Preferred Stock issuable upon exercise of such Warrant. Such warrant, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such warrant shall cease to have any rights with respect thereto, except the right to receive the Warrant Share Price multiplied by the number of shares of Preferred Stock issuable upon exercise of such Warrant.

                           (ii) At the Effective  Time, the Common Stock Warrant
shall automatically be canceled and retired and shall cease to exist, and the holder of such Common Stock Warrant shall cease to have any rights with respect thereto. No cash shall be paid and no Parent Common Stock shall be issuable in respect of such Common Stock Warrant.

                  (e) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall remain unchanged.

                  (f) Adjustments to Cash Amount and Exchange Ratio. No adjustment shall be made in the Cash Amount or Exchange Ratio as a result of any cash proceeds received by Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Common Stock. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time. Adjustments, if any, to the Cash Amount, Warrant Share Price and Exchange Ratios shall be made as set forth in Section
6.6 hereof.

         II.7     Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary but subject to Subsection (b) below, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal or dissenters' rights for such shares in accordance with Maryland Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Cash Amount and/or Parent Common Stock pursuant to Section 2.6, but the holder thereof shall only be entitled to such rights as are granted by Maryland Law.

                  (b) If any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal or dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Cash Amount and/or Parent Common Stock plus cash in lieu of fractional shares as provided in
Section 2.6 upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement.


                  (c) Company shall give Parent and Securityholder Agent (i) prompt notice of any written demand for appraisal of any shares of Company Capital Stock, withdrawals of such demand, and any other instruments served pursuant to Maryland Law and received by Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

                  (d) To the extent that Parent or Company makes any payment or payments in respect of any Dissenting Shares (which payments, after the Effective Time, shall not be made by Parent without the consent of Securityholder Agent, which consent may not be unreasonably withheld), Parent shall be entitled to recover under the terms of Article VIII hereof the aggregate amount by which such payment or payments exceed the value of the consideration that otherwise would have been payable in respect of such shares in connection with the Merger. The $250,000 "deductible" in Section 8.2 shall not apply to Parent's right to recover these amounts.

         II.8     Surrender of Certificates.

                  (a) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Preferred Stock or Company Common Stock, which shares were converted into the right to receive the Cash Amount and/or Parent Common Stock pursuant to Section 2.6 above (such certificates being hereinafter collectively referred to as the "Certificates"), (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent and shall be in such form and have such other provisions as Parent may reasonably specify), (y) a Stockholders Agreement in the form attached hereto as Exhibit A (the "Stockholders Agreement"), and (z) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Amount and/or certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with such letter of transmittal and, if not previously delivered, a Stockholders Agreement, duly completed and validly executed in accordance with the instructions thereto:

                           (i)  the  holder  of  such  Certificate  representing
Preferred Stock shall be entitled to receive in exchange therefor the Cash Amount (less the amount of cash to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof) and a certificate representing the number of whole shares of Parent Common Stock plus cash in lieu of fractional shares, to which such holder is entitled pursuant to Section 2.6, and the Certificate so surrendered shall forthwith be canceled,

                           (ii)  the  holder  of such  Certificate  representing
Company Common Stock shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock plus cash in lieu of fractional shares, to which such holder is entitled pursuant to
Section 2.6, and the Certificate so surrendered shall forthwith be canceled, and

                           (iii)   until  so   surrendered,   each   outstanding
Certificate that, prior to the Effective Time, represented shares of Company Capital Stock, will be deemed from and after the Effective Time, for all corporate purposes, other than payment of dividends, to evidence only the right to receive the Cash Amount in respect of each such share (subject to the escrow provisions in Article VIII) and/or the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive cash in lieu of fractional shares pursuant to Section 2.6.

                  (b) Escrow Deposit. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent the Escrow Amount in cash. Such cash shall be beneficially owned by the Major Stockholder and shall be available to compensate Parent as provided in Article VIII.

                  (c) Transfers of Ownership. If any payment is to be made or any certificate for shares of Parent Common Stock is to be issued to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment and/or issuance thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer, and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

                  (e) No Liability. Notwithstanding anything to the contrary in this Section, none of Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Payments With Respect to Unexchanged Shares; No Fractional Shares. No interest on the Cash Amount payable at or after the Effective Time shall be paid. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Closing Price.

         II.9 No Further Ownership Rights in Company Capital Stock. All amounts paid, and all shares of Parent Common Stock issued, upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.6.

         II.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, Parent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, of such Cash Amount and/or such shares of Parent Common Stock plus cash in lieu of fractional shares, if any, as may be required pursuant to
Section 2.6; provided that Parent may, in its sole discretion and as a condition precedent to such payment or issuance, require the owner of such lost, stolen or destroyed certificates to deliver an agreement (in form and substance satisfactory to Parent) to indemnify Parent against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

         II.11 Tax and Accounting Treatment. It is intended by the parties hereto that the Merger will qualify as a reorganization within the meaning of
Section 368 of the Code, and will be treated as a "purchase" for financial accounting purposes. No party to this Agreement shall take any action which would prevent the Merger as contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or take any action that would be inconsistent with such treatment.

         II.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company or to vest Parent with a 100% ownership interest in the Surviving Corporation, the officers and directors of Company and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action so long as such action is consistent with this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter provided by the Company to Parent (the "Company Disclosure Letter"), as follows:

         III.1  Organization.

                  (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Company has the corporate power and authority to own or lease, and to operate or use its properties, and to carry on its business as of the date hereof. Company is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary, each such jurisdiction listed in Section 3.1 of the Company
Disclosure Letter, except where failure to be so qualified would not have a Material Adverse Effect on Company.

                  (b) True and complete copies of Company's Articles of Incorporation and Bylaws, each as amended to date, and of the minutes of the proceedings of its board of directors, committees thereof and stockholders, have been delivered to Parent. The minute books of Company made available to counsel for Parent are the only minute books of Company and contain a reasonably accurate summary of all material actions taken at all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Company.

         III.2  Capital Structure.

                  (a) The  authorized  capital stock of the Company  consists of
(i) 7,507,632 shares of Common Stock, $0.01 par value per share, of which 455,282 shares are issued and outstanding and 500,000 shares of Company Common Stock are reserved for issuance upon exercise of a warrant to purchase shares of Company Common Stock (the "Common Stock Warrant"), and (ii) 3,520,670 shares of Preferred Stock, $1.00 par value per share, 1,265,953 shares of which are designated as Series A Convertible Preferred Stock, of which 1,042,549 shares are issued and outstanding and 223,404 shares are reserved for issuance upon exercise of a warrant to purchase Series A Preferred Stock; 1,000,000 shares of which are designated Series B Convertible Preferred Stock, of which 1,000,000 shares are issued and outstanding; and 1,254,717 shares of which are designated Series C Convertible Preferred Stock, of which 1,254,717 shares are issued and outstanding. Company Capital Stock is held by the Persons and in the amounts set forth on Section 3.2 of the Company Disclosure Letter. At the time of the Closing, Section 3.2 shall have been appropriately adjusted to reflect stock repurchases and exercises from the date hereof of options and warrants outstanding on the date hereof as provided in paragraph (c), provided that such repurchase or exercise shall be made only in accordance with the provisions of
Section 5.1.

                  (b) All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Company or any Contract, and not subject to rights of first refusal or other similar rights relating to Company's Capital Stock. All issuances of equity securities of Company were issued in compliance with applicable federal and state securities laws. There are no voting trusts or other arrangements or understandings with respect to the voting, or giving of written consent with respect to, any Company Capital Stock, other than agreements entered into in connection with the transactions contemplated by this Agreement. Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person. Except for the Company Options and the warrants and other arrangements described in Section 3.2 of the Company Disclosure Letter, there are no agreements, arrangements, options, warrants, calls or other rights, written or oral, relating to the issuance, Sale, purchase or redemption of any shares of Company Capital Stock. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding Company Capital Stock and rights to acquire Company Capital Stock.

                  (c) The Company has reserved 1,819,582 shares of Company Common Stock for issuance to employees, directors and consultants pursuant to Company's 1996 Stock Plan, of which 1,219,710 shares are subject to outstanding unexercised options and 525,008 shares remain available for future grant.
Section 3.2 of the Company Disclosure Letter sets forth for each outstanding Company Option, the name of the holder of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. All Company Options have been issued in accordance with the terms of Company's 1996 Stock Plan and pursuant to the standard forms of option agreement previously provided to Parent. Neither the Merger, the consummation of transactions contemplated by this Agreement nor any action taken by Company in connection with such transactions, will result in (i) any acceleration of vesting in favor of any optionee under any Company Option; or (ii) any additional benefits for any optionee under any Company Option.

         III.3 Subsidiaries. Other than Integrated Telecom Technology, Inc. (the "Subsidiary"), a wholly-owned subsidiary of Company incorporated in the State of Delaware which has had no operations, Company does not, directly or indirectly
(i) own, of record or beneficially, any equity interests in any Person, or (ii) control any Person.

         III.4  Authority; Conflicts.

                  (a) Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by Company's Board of Directors, and no other corporate action is necessary on the part of Company except for the requisite approval by Company's stockholders. Under applicable law and the Company's charter documents, the vote of the stockholders of the Company who will have executed and delivered to Parent as of the Closing a Stockholders Agreement is sufficient for all corporate purposes to authorize the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with their terms subject to Enforceability Exclusions.

                  (b) Except as set forth in Section 3.4 of the Company Disclosure Letter and subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution, delivery and performance of this Agreement by Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby, and compliance with or fulfillment of the terms, conditions and provisions hereof, will not:

                           (i)  Conflict  with any  provision of the Articles of
Incorporation or Bylaws of Company, as amended, or Contract, Authorization, Court Order or Law applicable to Company or its properties or assets, other than Conflicts which would not have a Material Adverse Effect on the Company; or

                           (ii) require the  Authorization  of, or registration,
declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the filing of the Certificate of Merger and Articles of Merger with the Delaware Secretary of State and
Maryland State Department of Assessments and Taxation, respectively, (B) such Authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (C) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended (the "HSR Act"), (D) such other Authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, and (E) such Authorizations, filings and registrations which are set forth on Section 3.4 of the Company Disclosure Letter.

         III.5 Financial Statements. Section 3.5 of the Company Disclosure Letter sets forth Company's audited balance sheet as of December 31, 1997, 1996 and 1995 and the related audited statements of operations and cash flow for the twelve-month periods then ended, Company's unaudited balance sheet as of February 28, 1998 (the "Balance Sheet") and the related unaudited statements of operations for the two-month period then ended (collectively, "Company Financials"). The Company Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited interim financial statements do not contain all of the required footnotes and are subject to normal recurring year-end adjustments, which adjustments will not, to the Company's Knowledge, be material in amount or effect when taken as a whole). The Company Financials present fairly the financial condition and operating results of Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not, to the Company's Knowledge, be material in amount when taken as a whole.

         III.6 No Undisclosed Liabilities. Except for obligations incurred in the ordinary course of business which are not material and not required under GAAP to be set forth or reflected on a balance sheet or the notes thereto, to its Knowledge, the Company does not have any Liability which, individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not been specifically and in reasonable detail described in this Agreement or in the Company Disclosure Letter, or (iii) has not arisen in the ordinary course of Company's business since the Balance Sheet date.

         III.7 No Changes. Since the date of the Balance Sheet, there has not been, occurred or arisen any:

                  (a) transaction (including acquisition, sale, lease, license or other disposal of any assets or properties of Company) by, or, to the Company's Knowledge, Liability of, Company except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (b) capital expenditure or commitment by Company for a capital expenditure, either individually or in the aggregate, exceeding $75,000;

                  (c) labor trouble, other than routine individual grievances, or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware or other unlawful labor practice or action;

                  (d) change in accounting methods or practices by Company;

                  (e) revaluation by Company of any of its assets other than depreciation as required by GAAP and reflected on the unaudited balance sheet of February 28, 1998;

                  (f) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its capital stock (or options, warrants or other rights exercisable therefor);

                  (g) destruction of or damage to any material assets, or loss of any business or customer of Company (whether or not covered by insurance) which has had or could reasonably be expected to have a Material Adverse Effect on Company;

                  (h) increase in the salary or other compensation payable or to become payable by Company to any of its directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Company, of a bonus or other additional salary or compensation to any such person (except as otherwise contemplated by this Agreement), other than normal course of business salary increases in connection with ongoing annual reviews or promotions and consistent with past practices (none of which exceeds 10% of the previous year's salary);

                  (i) signing, material amendment, failure to renew or termination of any material Contract (including without limitation licenses and insurance policies), except in the ordinary course of business as conducted on that date and consistent with past practices or as contemplated by this Agreement.

                  (j) loan by Company to any Person (other than expense advances to employees, all of which are immaterial in amount and are issued in the normal course of business and consistent with past practices), incurring or guaranteeing by Company of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, issuance or sale of any debt securities of Company or guaranteeing of any debt securities of others;

                  (k) waiver, release, discharge, settlement or satisfaction of any material right of Company, including any write down of value of inventory, write-off of notes or accounts receivables or other compromise of any account receivable of Company, other than in the ordinary course of business and consistent with past practices and those contemplated by this Agreement;

                  (l) commencement, notice or, to the Company's Knowledge, threat of commencement of any lawsuit or proceeding against or investigation of Company or its affairs;

                  (m) notice of any claim of ownership by a third party of Company's Intellectual Property or of infringement by Company of any third party's Intellectual Property;

                  (n) issuance, authorization for issuance or sale by Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company, except for issuances or sales as a result of exercises of outstanding stock options granted under Company's 1996 Stock Plan or other rights previously granted to purchase shares of Company Capital Stock, provided that such options and other rights and the related exercisability rights are included among the options and rights specified in paragraph 3.2 above or Section 3.2 of the Company Disclosure Letter, or split, combination or reclassification of any of its capital stock;

                  (o) material change in pricing or royalties set or charged by Company or by persons who have licensed Intellectual Property to Company, other than increases or decreases based upon cost and volume changes in the ordinary course of business and consistent with past practice;

                  (p) creation, voluntarily or involuntarily, of any Encumbrance upon any of Company's assets or properties, except for Permitted Encumbrances;

                  (q) accelerated collection of Company's accounts receivable, deferment or payment of Company's accounts payable, or prepayment of any obligation, other than in the ordinary course of business consistent with past practice;

                  (r) to the Company's Knowledge, any event or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on Company;

                  (s) amendments or changes to the Articles of Incorporation or Bylaws of Company, except as contemplated under this Agreement; or

                  (t) action which would allow Major Stockholder to be released from the guarantees or other assurances it gave banks in connection with Company's credit lines and debts, or which would use Company's cash to repay such debts, other than in the ordinary course of business consistent with past practice.

                  (u) negotiation or agreement by Company or any employees thereof to do any of the things described in the preceding clauses (a) through
(t) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         III.8    Tax and Other Returns and Reports.

                  (a) Company has filed all required Returns and such Returns are true and correct in all material respects.

                  (b) Company has (i) paid all Taxes due or has adequately reserved for such Taxes, whether or not shown on Returns (including any liabilities resulting from delinquent tax payments or filings) on its Financial Statements in accordance with GAAP, and (ii) withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld other than any Taxes to be paid by such employees as a result of the receipt of consideration pursuant to Section 2.6.

                  (c) There is no Tax deficiency outstanding, assessed, or to the Company's Knowledge proposed, against Company, nor has Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (d) To the Company's Knowledge, no audit or other examination of any Return of Company is presently in progress nor has Company been notified of any request for such an audit or other examination.

                  (e) Company does not have any material Liabilities for unpaid federal, state, local and foreign Taxes due and payable as of the date of the Balance Sheet which have not been accrued or reserved against on the Balance Sheet in accordance with GAAP.

                  (f) Company has provided to Parent or its legal counsel copies of all federal and state income and all state sales and use Returns filed for fiscal years 1995, 1996 and 1997.

                  (g) There are no Encumbrances on the assets of Company relating to or attributable to Taxes other than Encumbrances for Taxes not yet due and payable.

                  (h) None of Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (i) As of the Effective Time, there will not be any Contract, plan or arrangement covering any employee or former employee of Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code as a result of the transactions contemplated by this Agreement.

                  (j) Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

                  (k) Company is not a party to a tax sharing or allocation agreement nor does Company owe any amount under any such agreement.

                  (l) Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (m) Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Company's tax books and records in all material respects.

         III.9 Restrictions on Business Activities. There is no Contract (noncompete, license or otherwise) or Court Order to which Company is a party or otherwise binding upon Company which has or reasonably could be expected to have the effect of materially prohibiting or impairing any business practice of Company, any acquisition of property (tangible or intangible) by Company or the conduct of business by Company. Without limiting the foregoing, Company has not entered into any agreement under which Company is restricted from manufacturing, producing, assembling, selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         III.10  Title  of  Properties;   Absence  of  Liens  and  Encumbrances;
Condition of Equipment.

                  (a) Company owns no real property, nor has it ever owned any real property. Section 3.10 of the Company Disclosure Letter sets forth a list of all real property currently leased or held and operated by Company. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not with respect to Company and to the Knowledge of Company, with respect to any other party to such leases, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such validity or effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Company.

                  (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible non-real property and assets used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Company Financials and except for Permitted Encumbrances. Such properties and assets are (i) listed on
Section 3.10 of the Company Disclosure Letter, except those which are terminable by Company without penalty on 90 days' or less notice or which provide for annual payments of less than $50,000, (ii) adequate for the conduct of the business of Company as being conducted, and (iii) in good operating condition, subject to normal wear and tear.

         III.11  Intellectual Property.Property

                  (a) Company owns all right, title and interest in and to (free and clear of any Encumbrances, except as detailed in the Company Financials and except for Permitted Encumbrances), or is licensed or otherwise possesses legally enforceable rights to use, and is not contractually obligated to pay any compensation to any third party in respect thereof, except pursuant to such agreements set forth on, or as described in, Section 3.11 of the Company Disclosure Letter, the Intellectual Property that is used in the business of Company as conducted as of the date hereof.

                  (b) Section 3.11 of the Company Disclosure Letter sets forth a complete list of all (i) patents, trademarks, registered copyrights, registered maskworks, trade names and service marks, and any applications therefor in respect of any of the foregoing, included in the Company Intellectual Property, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the names of all registered owners, (ii) material licenses, sublicenses and other Contracts as to which Company is a party and pursuant to which Company or any other person is authorized by Company to use any of the Intellectual Property of Company. All registered patents, trademarks, service marks and copyrights held by Company are valid and subsisting. All such licenses, sublicenses and Contracts are in full force and effect, and Company is not in material violation thereof, and, to the Knowledge of Company, no party to any of such licenses, sublicenses or Contracts is in material violation thereof. The execution, delivery and performance of this Agreement by Company, and the consummation of the transactions contemplated hereby, will not (i) entitle any other party to any such license, sublicense or Contract to terminate or modify such license, sublicense or Contract, or (ii) require Company to repay any funds already received by it from a third party.

                  (c) No claims with respect to Company's Intellectual Property have been asserted against the Company, or, to the Knowledge of Company, its customers in connection with Company's Intellectual Property, nor, to the Knowledge of the Company, are threatened against the Company, or, to the Company's Knowledge, its customers in connection with Company's Intellectual Property, by any Person, nor, to the Company's Knowledge, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of Company as now manufactured, sold or licensed or used, infringes on any Intellectual Property of any third party,
(ii) against the use by Company of any Intellectual Property used in Company's business as conducted by Company as of the date hereof, or (iii) challenging the ownership by Company, validity or effectiveness of any of Company's Intellectual Property. To the Company's Knowledge, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property owned or exclusively licensed by the Company by any third party, including any employee or former employee of Company.

                  (d) Each current and former employee, consultant and contractor of Company who has, or has had, access to the Company's technology has executed a proprietary information, invention assignment and confidentiality agreement substantially in the Company's standard forms, and, to the Company's Knowledge, such agreements are enforceable against the executing party in accordance with their terms subject to Enforceability Exclusions.

         III.12 Contracts. The Company does not have, is not a party to nor is it bound by:

                           (i)   any  Contract or  arrangement that contains any
severance pay or post-employment Liabilities other than as contemplated herein;

                           (ii)  any  bonus,  deferred  compensation,   pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                           (iii) any  employment,  sales or consulting  Contract
other than as contemplated herein;

                           (iv)  any  agreement  or  plan,  including,   without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

                           (v) any fidelity or surety bond or completion bond;

                           (vi) any  Contract  of  indemnification  or  guaranty
other than in the ordinary course of business and consistent with past practices;

                           (vii) any Contract  relating to capital  expenditures
and involving future payments in the aggregate in excess of $75,000,

                           (viii) any Contract  relating to the  disposition  or
acquisition of assets or any interest in any business enterprise, or any construction contracts, outside the ordinary course of Company's business;

                           (ix)  any  material   Contract  to  grant  rights  to
manufacture, produce, assemble, license, market or sell its products;

                           (x)  any  mortgages,   indentures,  loans  or  credit
Contracts, security Contracts or other Contracts or instruments relating to the borrowing of money or extension of credit, including guaranties;

                           (xi) any purchase  order or contract for the purchase
of raw materials involving $75,000 or more, other than purchases in the ordinary course of business,

                           (xii) any manufacturing,  distribution,  marketing or
development Contract, or

                           (xiii) any other Contract that: (A) involves  $75,000
or more, (B) is not cancelable without penalty within thirty days, or (C) is outside the ordinary course of business and is material to Company.

To the Company's Knowledge, each Contract set forth on the Company Disclosure Letter is in full force and effect and is not subject to any material default thereunder by any party obligated to Company pursuant thereto. Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Contract. A complete and correct copy of each Contract, as amended, has been delivered to Parent. Company has obtained, or will obtain prior to the Effective Time, all Authorizations as are required in connection with the Merger, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on the Company.

         III.13 Business Partners. Section 3.13 of the Company Disclosure Letter lists (i) customers of Company during the year ended December 31, 1997 who purchased in excess of $100,000, and specifies the aggregate amounts invoiced to the customer in the year, (ii) suppliers from which Company purchased in excess of $100,000 for the year ended December 31, 1997, and (iii) the names and addresses of all banks and other financial institutions at which Company has an account, deposit or safe deposit box, together with a list of names of all persons authorized to draw on such accounts or deposits or to have access to such boxes. Company has not received any communication indicating that any of its customers or suppliers in such fiscal year intends to cease doing business with Company or materially alter the amount of business that it currently conducts with Company or the nature of its relationship with Company.

         III.14 Interested Party Transactions. No officer, director or, to the Company's Knowledge, stockholder of Company (nor, to the Company's Knowledge, any ancestor, sibling, descendant or spouse of any of such Persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, an interest in any Contract set forth in Section
3.12 of the Company Disclosure Letter; provided, that passive ownership of no more than five percent (5%) of the outstanding stock of a corporation that is a party to any such Contract shall not be deemed an "interest in any Contract" for purposes of this Section 3.14.

         III.15 Authorizations. Section 3.15 of the Company Disclosure Letter accurately lists each material Authorization issued to Company by a Governmental Entity or otherwise. Those Authorizations are all the Authorizations required for the operation of Company's business as conducted as of the date hereof, or the holding of interests in any of its properties. All such Authorizations are in full force and effect and Company has performed all its material obligations under each such Authorization. To the Company's Knowledge, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under, or which would allow revocation or termination of, any Authorization, except where the breach, default, revocation or termination of any such Authorization would not have a Material Adverse Effect on the Company. Company has not received notice of cancellation, default or any material dispute concerning any Authorization. No filing by Company or Authorization of any Governmental Entity or otherwise on Company's behalf, is required to secure the continued validity of such Authorizations after the Closing.

         III.16 Litigation. There is no lawsuit, action, suit, claim, or, to the Knowledge of Company, investigation by or before any court or Governmental Entity, or proceeding of any nature (including with respect to the transactions contemplated by this Agreement), pending or to Company's Knowledge threatened against Company, its properties or any of its officers or directors in their capacities as agents of Company (with respect to the operations of Company) which, separately or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Company, nor, to the Knowledge of Company, is there any basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of Company to manufacture, offer or sell any of its products in the present manner or style thereof which, separately or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Company.

         III.17 Environmental Matters.

                  (a) Hazardous Material. Company does not own or operate and has never owned or operated any underground storage tanks. No amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the deliberate actions of Company, or, to Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Company has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any applicable law in effect on or before the Closing Date, nor has Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any applicable rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c)  Permits.   Company   currently  holds  all  environmental
approvals, permits, licenses, and consents (the "Environmental Permits") required for the conduct of Company's Hazardous Material Activities and other businesses of Company as such activities and businesses are currently being conducted.

                  (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Company.

                  (e) Capital Expenditures. Company is not aware of any material capital expenditures which are required in order for it to comply with Environmental Laws.

         III.18 Brokers' and Finders' Fees; Third Party Expenses. Section 3.18 of the Company Disclosure Letter sets forth any Liability Company has incurred directly or indirectly for brokerage or finders' fees or agents' commissions or any similar charges, and a reasonable estimate of all Third Party Expenses expected to be incurred by Company, in connection with the negotiation and effectuation of this Agreement and the transactions contemplated hereby. A complete and accurate copy of any engagement letter, contract, and/or agreement referred to in Section 3.18 of the Company Disclosure Letter has been provided to Parent, including, without limitation, the engagement letter between the Company and Broadview Associates LLC ("Broadview") dated as of November 24, 1997 (the "Broadview Letter").

         III.19  Employee Benefit Plans. For purposes of this Subsection only:

                  "Affiliate" means any other person or entity under common control with Company within the meaning of Section 414 of the Code and the regulations thereunder.

                  "Company Employee Plan" refers to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee, and pursuant to which Company or any Affiliate has or may have any material liability, contingent or otherwise.

                  "DOL" means the United States Department of Labor.

                  "Employee" means any current, former, or retired employee, officer, or director of Company or any Affiliate.

                  "Employee Agreement" refers to each management, employment, severance, consulting or similar Contract between Company or any Affiliate and any Employee pursuant to which Company or any Affiliate has or may have any material Liability, contingent or otherwise.

                  (a) Schedule. Section 3.19 of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (b) Documents. Company has provided to Parent, where available or applicable, (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan;
(iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or DOL with respect to any Company Employee Plan with respect to any matter as to which Company has or may have material Liability; and (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

                  (c) Employee Plan Compliance. (i) Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no non-exempt "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the Knowledge of Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

                  (d) Pension Plans. Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (e) Multiemployer Plans. At no time has Company contributed to or been requested to contribute to any Multiemployer Plan.

                  (f) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (g) Effect of Transaction. Except as provided in Section 2.6 of this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (h) Employment Matters.

                           (i)  Section  3.19 of the Company  Disclosure  Letter
lists the names, positions and current salaries or wage rates (or other terms of compensation) of all current Employees, including fringe benefits that are not made available to Employees generally, and all current employee handbooks, brochures or booklets setting forth the employment policies or practices applicable to Employees. To the Company's Knowledge, all individuals providing services as independent contractors or consultants to Company qualify as independent contractors or consultants for purposes of federal and state income and employment tax laws and all other applicable employment related laws.

                           (ii) Company is not a party to any (i) labor contract
relating to any Employee, or (ii) written or unwritten employment Contract for the current provision of individual consulting services or Contract involving direct or indirect compensation or severance of any Employee. All Employees are terminable at will without payment by, or liability of, Company. The Company is not in material default of any obligation to any Employee.

                           (iii) To the Company's Knowledge,  its relations with
its employees are satisfactory. No union or similar organization represents the Employees and, to Company's Knowledge, no such organization is attempting to organize such employees.

                           (iv) No director or Employee of Company is a party to
any employment or other agreement that entitles him or her to terminate his or her relationship with Company upon the acquisition by any Person of control of Company.

                           (v) The execution,  delivery and  performance of this
Agreement and the consummation of the transactions contemplated hereby will not result in any benefit or payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director, officer or Employee of the Company, except as expressly set forth herein.

                           (vi)  Company (i) is in  compliance  in all  material
respects with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees (other than amounts which may be required to be withheld as a result of an Employee's receipt of consideration pursuant to Section 2.6); (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (i) Labor. No work stoppage or labor strike against Company is pending or, to the Knowledge of Company, threatened or reasonably anticipated. Company is not involved in or, to the Knowledge of Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Company. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

         III.20 Insurance. Section 3.20 of the Company Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company. The Company believes that such policies of insurance are commercially reasonable for a company of its kind. There is no claim by Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable on or before the date hereof under all such policies and bonds have been paid, and will be paid as of the Closing, and Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To Company's Knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies.

         III.21 Compliance with Laws. Company has complied with, is not in violation of, and has not received any notices of violation with respect to its Articles of Incorporation and Bylaws, as amended, or any Law or Court Order by which Company is bound or to which Company or its properties are subject, except for violations that have not had, individually or in the aggregate, a Material Adverse Effect on the Company.

         III.22 Warranties. Company has no Liability for replacement or repair of, or, to the Knowledge of Company, other damages in connection with, any product manufactured, sold, leased or delivered by Company except for product warranty claims reserved on the Balance Sheet. No such product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

         III.23 Complete Copies of Materials. Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

         III.24 Representations Complete.

                  (a) None of the representations or warranties made by Company (as modified by the Company Disclosure Letter hereunder, as updated), nor any statement made in the Company Disclosure Letter or certificate furnished by Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading, except for changes after the date hereof in conformity with the covenants and agreements contained herein and those changes permitted by the terms of this Agreement and except for changes occurring in the ordinary course of business which do not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                  (b) The Company shall be permitted to provide to Parent and Sub an update, as of the Closing Date, of the Company Disclosure Letter. Such Company Disclosure Letter as updated shall be incorporated herein by reference with the same force and effect as the Company Disclosure Letter delivered at the time of the execution and delivery of this Agreement.

                           (i) If the  update to the Company  Disclosure  Letter
delivered on the Closing Date includes information relating to changes regarding the Company or its business, assets or properties that were made in conformity with the covenants and agreements contained in this Agreement, or were permitted by the terms of this Agreement, or relate to facts or situations that arose prior to the date of this Agreement but of which Parent or Sub had Knowledge, then Parent and Sub shall consummate the Merger, and Parent and Sub shall not have the right to make any claim against the Company or any holder of the Company Capital Stock under Article VIII hereof or otherwise as a result of such information included in the update to the Company Disclosure Letter.

                           (ii) If the update to the Company  Disclosure  Letter
delivered on the Closing Date includes information relating to facts or situations that arose after the date of this Agreement, then (A) if such updated information has not had or is not reasonably expected to have a Material Adverse Effect on the Company, then Parent and Sub shall consummate the Merger, or (B) if such updated information has had or is reasonably expected to have a Material Adverse Effect on Company, then Parent and Sub shall have the option not to consummate the Merger. In either case, if Parent and Sub consummate the Merger, Parent and Sub shall not have the right to make any claim against the Company or any holder of the Company Capital Stock under Article VIII hereof or otherwise as a result of such information included in the update to the Company Disclosure Letter.

                           (iii) If the update to the Company  Disclosure Letter
delivered on the Closing Date includes information relating to facts or situations that arose prior to the date of this Agreement but of which Parent and Sub did not have Knowledge, (A) if such updated information has not had or is not reasonably expected to have a Material Adverse Effect on the Company, then Parent and Sub shall consummate the Merger, or (B) if such updated information has had or is reasonably expected to have a Material Adverse Effect on Company, then Parent and Sub shall have the option not to consummate the Merger. In either case, if Parent and Sub consummate the Merger, Parent and Sub shall have the right to make a claim against the Company and any holder of the Company Capital Stock under Article VIII hereof or otherwise as a result of such information included in the update to the Company Disclosure Letter. Any claim made by Parent or Sub with respect hereto shall be subject to the terms of
Article VIII of this Agreement, including Section 8.2(a) hereof.

         III.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other person makes any representation or warranty to Parent or to Sub, either express or implied, at law or in equity, and the Company hereby disclaims any such other representation or warranty, whether by the Company or any of its agents or representatives or any other person, notwithstanding the delivery or disclosure to Parent or to Sub or any of their officers, directors, employees, agents or representatives or any other person of any document or other information by the Company or any of its agents or representatives or any other person.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to Company and the stockholders of the Company as follows:

         IV.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent or on the ability of Parent and Sub to consummate the transactions contemplated hereby.

         IV.2 Authority; Conflicts. Each of Parent and Sub has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Parent's and Sub's Board of Directors, and no other corporate action is necessary on the part of either Parent or Sub. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Parent and Sub and constitutes, and will constitute, the valid and binding obligation of Parent and Sub, enforceable in accordance with their terms subject to Enforceability Exclusions. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by each of Parent and Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby and thereby, and compliance with or fulfillment of the terms, conditions and provisions hereof and thereof, will not:

                           (i) Conflict with any provision of the Certificate of
Incorporation or Bylaws, as amended, of either Parent or Sub, or Contract, Authorization, Court Order or Law applicable to either Parent or Sub or their respective properties or assets, other than Conflicts which would not have a material adverse effect on the ability of either Parent or Sub to consummate the transactions contemplated hereby; or

                           (ii)  require  any  Authorization,  or  registration,
declaration or filing with any Governmental Entity or any third party (so as not to trigger any Conflict), by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, except for (A) the filing of the Certificate of Merger and Articles of Merger with the Delaware Secretary of State and the Maryland State Department of Assessments and Taxation, respectively, (B) such Authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (C) such filings as may be required under the HSR Act, and (D) such other Authorizations, filings, declarations and registrations which if not obtained or made would not have a material adverse effect on the ability of Parent or Sub to consummate the transactions contemplated hereby.

         IV.3 Merger Consideration. Parent currently has available, and at the Effective Time of the Merger will continue to have available, sufficient cash to enable it to perform its obligations under this Agreement. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and nonassessable and shall be free and clear of all Encumbrances other than transfer restrictions arising under securities laws.

         IV.4 SEC Documents; Parent Financial Statements.atements

                  (a) Parent has filed all required reports and amendments to previously filed reports (the "Parent Reports") with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") since it first became a publicly-held reporting company. As of their respective filing dates, except to the extent corrected by a subsequently filed document with the SEC, the Parent Reports complied with the requirements of the Exchange Act, and none of the Parent Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. As of the date hereof, Parent has not received notice from the SEC that additional filings or amendments to previously filed Parent Reports are required.

                  (b) The financial statements of Parent, including the notes thereto, included in the Parent Reports (the "Parent Financial Statements") (i) comply as to form with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to normal recurring audit adjustments which, individually or in the aggregate, are not material), and (iii) fairly present the consolidated financial position of Parent at the dates thereof and of its consolidated results of operations and cash flows for the periods then ended. There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material Liabilities other than those set forth in the previously filed Parent Financial Statements, as of the respective dates of the Parent Financial Statements.

         IV.5 Information Supplied by Parent. The information supplied by Parent to the Company expressly for inclusion by Company in the information or proxy statement the Company will send to its stockholders, in connection with Company's solicitation of written consents or stockholders meeting to be held to vote upon the transactions contemplated by this Agreement, does not contain any untrue statement of a material fact or omit any material facts required to be stated therein or necessary to make the statements made therein not misleading.

         IV.6 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who would be entitled to any fee or commission from Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         IV.7 Litigation. There is no lawsuit, action, suit, claim or, to the Knowledge of Parent or Sub, investigation by or before any court or Governmental Entity, or proceeding of any nature (including with respect to the transactions contemplated by this Agreement), pending or, to the Knowledge of Parent or Sub, threatened against either Parent or Sub, their respective properties or assets, or any of their respective officers or directors in their capacities as agents of Parent or Sub (with respect to the operations of Parent or Sub) which has had or could reasonably be expected to have a Material Adverse Effect on Parent, nor, to the Knowledge of Parent or Sub, is there any basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of Parent or Sub to manufacture, offer or sell any of its products in the present manner or style thereof which has had or could reasonably be expected to have a Material Adverse Effect on Parent.

         IV.8 Form S-3. Parent is currently eligible to utilize Form S-3 and there is no material nonpublic information (other than this Agreement) that would preclude Parent from filing a registration statement on Form S-3.


                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME


         V.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld or contested in good faith, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by Parent and the Company in writing, use commercially reasonable efforts consistent with past practice and policies to preserve intact Company's present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the goal of preserving unimpaired Company's goodwill and ongoing businesses at the Effective Time. In particular, Company shall not take any action outside the ordinary course of business, which materially increases its current liabilities or materially decreases its current assets. Company shall promptly notify Parent of (i) developments to, and relating actions to be taken in connection with, the matters described in Section 3.4 of the Company Disclosure Letter, (ii) any event or occurrence or emergency not in the ordinary course of business of Company, and (iii) any event having a Material Adverse Effect on Company. Without limiting the foregoing and except as expressly contemplated by this Agreement, Company shall not, without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

                  (a) Enter into any material Contract or transaction not in its ordinary course of business and consistent with past practices, or any commitment or transaction of the type described in Section 3.7 hereof;

                  (b)   Transfer   to  any  Person   any  rights  to   Company's
Intellectual Property (other than pursuant to end user or existing licenses in the ordinary course of business and consistent with past practices);

                  (c) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company;

                  (d) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

                  (e) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (d) above, or any other action that would prevent Company from performing or cause Company not to perform its covenants hereunder.

         V.2  No Solicitation.

                  (a) Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, Company will not (nor will Company permit any of Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (i) solicit, entertain, encourage, initiate or participate in any proposals of others from, or conduct discussions with or engage in negotiations with, any Person relating to, (ii) provide information with respect to it to any Person relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, (iii) enter into an agreement with any Person providing for, or (iv) make or authorize any statement, recommendation or solicitation in support of, any possible acquisition of Company or any of its subsidiaries (whether by merger, purchase of assets, tender offer or otherwise), or any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries.

                  (b) If Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Company will immediately (i) cease and cause to be terminated any such contacts or negotiations, (ii) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

         V.3 Conduct of Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees (except to the extent that Company shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld or contested in good faith, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by Parent and the Company in writing, use commercially reasonable efforts consistent with past practice and policies to preserve intact Parent's present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the goal of preserving unimpaired Parent's goodwill and ongoing businesses at the Effective Time. Parent shall promptly notify Company of (i) any event or occurrence or emergency not in the ordinary course of business of Parent, and
(ii) any event having a Material Adverse Effect on Parent.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         VI.1 Ancillary Agreements. The following will take place simultaneously with the execution of this Agreement unless otherwise expressly noted herein:

                  (a) the Stockholders Agreement shall be executed as of the Closing by the holders of shares representing at least two-thirds of the Company Capital Stock.

                  (b) Major Stockholder, Parent and Sub shall have entered into an agreement to terminate or amend certain contracts between Major Stockholder and Company regarding Company's Intellectual Property.

         VI.2 Company Stockholder Approval. As promptly as practicable after the execution of this Agreement, Company shall submit this Agreement and the transactions contemplated hereby (including, if required, amendment of Company's Articles of Incorporation) to its stockholders for approval and adoption as provided by Maryland Law and its Articles of Incorporation and Bylaws. Company shall use commercially reasonable efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to Company's stockholders shall include information regarding Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of Company in favor of the Merger and this Agreement, provided, however, that such recommendation need not be included, or may be withdrawn, to the extent that the Board of Directors of the Company deem it necessary to do so in the exercise of its fiduciary obligations to the holders of Company Capital Stock after being so advised by counsel. The Company will send the materials to be submitted to its stockholders to Parent for its review and comments before submitting them to the stockholders.

         VI.3 Access to Information. Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Effective Time to (a) all of Company's properties, Contracts, books and records (provided that any such access by Parent, its accountants, counsel and other representatives shall not unreasonably interfere with the conduct of Company's business), and (b) with the consent of Company, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

         VI.4 HSR Filing. Parent and Major Stockholder will use commercially reasonable efforts to obtain the approval of any Governmental Body, including timely filing with the Department of Justice and Federal Trade Commission, which is required in order to consummate the transactions contemplated in this Agreement.

         VI.5 Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 6.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential in accordance with the terms of the Mutual Confidentiality Agreement executed by each of Parent and Company as of October 26, 1997.

         VI.6 Expenses. (a) Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. If the Merger is consummated, Parent will pay at the Closing, out of the Merger consideration, any amounts due to Broadview pursuant to the terms of the Broadview Letter and the legal and accounting fees and other "deal expenses" of Company as set forth on the schedule delivered to Parent pursuant to paragraph
(b) below. Deal expenses shall not include filing fees paid by, or legal and other expenses incurred by, the Major Stockholder in connection with filings with the Department of Justice or the Federal Trade Commission.

                  (b) Three (3) business days prior to the Closing, Company shall deliver to Parent a schedule identifying the total (i) fees and expenses due to Broadview, and (ii) fees and expenses due to Company's legal counsel and accountants (together with a release, to be delivered at Closing, of Company and Sub by each of Broadview and Company's legal counsels and accountants upon payment of their fees and expenses). If such aggregate fees and expenses differ from the amount of fees and expenses set forth in Section 3.18 of the Company Disclosure Schedule (such difference, the "Expense Difference"), the Cash Amount, Warrant Share Price, Common Exchange Ratio, Option Exchange Ratio and Preferred Exchange Ratio shall be proportionately adjusted to increase or decrease, as the case may be, the aggregate amount of cash, Parent Common Stock and options to purchase Parent Common Stock issued in the Merger by an amount equal to the Expense Difference. Three (3) business days prior to the Closing, Company shall also deliver to Parent a schedule detailing such adjustments to be made to the respective Exchange Ratios and the Cash Amount and Warrant Share Price. Company and Parent shall use their best efforts to agree on such adjustments prior to the Closing.

                  (c) If the sum of the number of shares of Company Common Stock then outstanding and the number of shares of Company Common Stock issuable upon exercise of Company Options (whether or not then exercisable) as of the day three (3) business days prior to the Closing, is less than such sum on the date of this Agreement (such difference, the "Canceled Company Stock"), the Cash Amount, Warrant Share Price, Common Exchange Ratio, Option Exchange Ratio and Preferred Exchange Ratio shall be proportionately adjusted to increase the aggregate amount of cash, Parent Common Stock and options to purchase Parent Common Stock issued in the Merger by an amount equal to the value of the Canceled Company Stock. Three (3) business days prior to the Closing, Company shall deliver to Parent a schedule detailing such adjustments to be made to the respective Cash Amount, Warrant Share Price and respective Exchange Ratios. Company and Parent shall use their best efforts to agree on such adjustments prior to the Closing.

         VI.7 No Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws and the rules and regulations of the National Association of Securities Dealers, Inc.


         VI.8 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement and in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, Parent, Sub and Company shall use commercially reasonable efforts to (i) ensure that its representations and warranties, as modified, in the case of Company, by the Company Disclosure Letter including any permitted updates to such Letter, remain true and correct, (ii) promptly take, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, (iii) promptly obtain all necessary Authorizations and to effect all necessary registrations and filings (including merger notification with Governmental Entities), and (iv) promptly remove any injunctions or other impediments or delays, legal or otherwise to the consummation of the transactions contemplated hereby; provided that Parent shall not be required to agree to any divestiture by Parent or Company or any of Parent's subsidiaries or Affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or Affiliates or Company or its Affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         VI.9 Notification of Certain Matters. Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice and will not limit Company's ability to correct or resolve such inaccuracy or to cure such failure by the Effective Time.

         VI.10  Certain Benefit Plans; Employee Stock Options and Severance.

                  (a) Parent shall take such reasonable actions as are necessary to allow eligible employees of Company that will be employees of Sub, to participate in benefit programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time. Company's employee benefit plans shall be continued until comparable programs are available through Sub. For purposes of the requirement of 3 months service with Sub in order to participate in Parent's Employee Stock Purchase Plan at the next enrollment date only, service with Company of employees of Company who became employees of Sub, shall be considered as service with Sub.

                  (b) As promptly as practicable after the Effective Time, Parent will grant stock options to purchase Parent Common Stock to certain employees of Company that will be employees of Sub after the Effective Time to be determined by Parent in its sole discretion.

                  (c) In the event that the Merger is consummated, and the employment of any employee of Company who becomes an employee of Sub following the Merger is immediately terminated by Sub other than for cause (as determined in good faith by Parent), then such employee shall be entitled to receive a severance package comparable to the industry practice and in accordance with Parent's policy, and will be required to sign only a severance agreement.

                  (d) Immediately prior to the Effective Time, but contingent upon the Closing, by virtue of the Merger, the vesting schedules of all of the Company Options granted under the Company's 1996 Stock Plan and held by Thomas
H. Scholl, Lee Lambert, Young-Min Kim and Seung Hwa Yoo immediately prior to the Closing shall accelerate and thereafter be fully exercisable. Appropriate documentation to such effect evidencing such acceleration shall be executed by each optionee and Company and shall be delivered at Closing.

         VI.11 Form S-3 Registration Statement.

                  (a) Filing; Maintenance. Parent shall use commercially reasonable efforts to file promptly after the Effective Time, but in no event later than ten (10) business days after the Effective Time, a shelf registration statement on Form S-3 (or any successor or other appropriate form) under the Securities Act ("Registration Statement"), for the resale of the shares of Parent Common Stock to be issued at the Closing, together with all other shares of Parent Common Stock issued in respect thereof (by way of stock split, dividend or otherwise) (collectively, the "Registrable Shares"), and shall use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable after filing and maintain its effectiveness for 12 months following the Effective Time, or such shorter time as shall be required for all of the Registrable Shares to be sold pursuant thereto (the "Effectiveness Period"). The shelf registration shall cover only the Registrable Shares. During the ten (10) day period (during which shares of Parent Common Stock are traded on the Nasdaq National Market) after the shelf registration becomes effective (or until all the Registrable Shares are sold, if sooner), Parent shall not publicly announce, or file a registration statement covering, a new public offering of its capital stock on its own behalf or on behalf of any of its stockholders other than holders of Registrable Shares pursuant hereto.

                  (b)  Effectiveness; Suspension.

                            (i)  From  time  to time  during  the  Effectiveness
Period, Parent will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the federal securities law and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

                            (ii) Parent will notify the Securityholder Agent (A)
when a prospectus or any prospectus supplement or amendment has been filed and when the same becomes effective, (B) of any request by the SEC or any other federal or state governmental authority during the Effectiveness Period for amendments or supplements to the Registration Statement, (C) of the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) of the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                            (iii)  Notwithstanding  any other  provision of this
Agreement, Parent will have the right at any time upon the happening of any event of the kind described in clauses B-E in paragraph (ii) above, or upon the reasonable judgment of Parent's Board of Directors after consultation with counsel that it is advisable to suspend the use of the prospectus, and upon written notice to each Holder, to require that each holder of Registrable Shares ("Holder") suspend further open market offers and sales of Registrable Shares for a reasonable period of time, which period shall not exceed 45 days for each such event or an aggregate of 90 days during the Effectiveness Period (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Parent and its stockholders as determined in good faith by Parent after consultation with counsel or until copies of a supplemental or amended prospectus becomes effective. Parent will promptly give Holders notice of any such suspension and the termination of such suspension and will use all reasonable efforts to minimize the length of the suspension.

                  (c) Expenses. Parent shall pay all of the expenses incurred in connection with filing the Registration Statement but shall not be liable for
(i) any discounts or commissions to any broker or underwriter attributable to the shares being registered and similar charges, (ii) legal fees and disbursements of counsel for the selling holders, or (ii) any stock transfer taxes incurred in respect of such registered shares.

                  (d) Indemnification.

                            (i)To  the  extent  permitted  by law,  Parent  will
indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, each of its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Losses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and Parent will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided that the indemnity agreement contained in this Subparagraph shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld or delayed; nor shall Parent be liable in any such case for any such Losses to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the prospectus most recently provided by Parent to the Holder as of the date of such sale.


                            (ii) To the extent  permitted  by law,  each selling
Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Holder, against any Losses (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Parent prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder to Parent expressly for use in connection with such registration or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Parent prior to such sale of the Holder's shares; and such selling Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subparagraph in connection with investigating or defending any such Losses; provided that the indemnity agreement contained in this Subparagraph shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and provided further, that the obligations of such Holders hereunder shall be several and not joint. The aggregate indemnification and contribution liability of each Holder under this Subparagraph shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement.

                            (iii) Each person entitled to indemnification  under
this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section unless and only to the extent that the Indemnifying Party is materially prejudiced thereby. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within 60 days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying
Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                            (iv) To the extent that the indemnification provided
for in this Section is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party with respect to any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder in connection with the sale of Registrable Shares pursuant to the Registration Statement, and provided, further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Notice and Approval. Other than sales made within ten (10) business days of the effectiveness of the Registration Statement, if any Holder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify Parent of its intent to do so (including the proposed manner and timing of all sales) at least two full trading days prior to such sale, and the provision of such notice to Parent shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied to Parent by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such two trading-day period, Parent may refuse to permit the Holder to resell any Registrable Shares pursuant to the Registration Statement based on the happening of any event of the kind described in clauses B-E of Section 6.11(b)(ii) above; provided that in order to exercise this right, Parent must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Parent, or because of a stop order suspending the effectiveness of the Registration Statement, could constitute a violation of the federal securities laws.

                  (f) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Parent covering the Registrable Shares in the form furnished to the Holder by Parent to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Shares.

                  (g) Copies of Prospectuses. Subject to the provisions of this Section, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Parent shall, within two trading days following the request, furnish to such Holder a reasonable  number  of  copies  of  any  prospectus,  or a  supplement  to or an amendment of such prospectus, in conformity with the requirements of the Securities Act, as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

         VI.12 Form S-8 Registration Statement. Parent shall file, promptly after the Effective Time but in no event later than ten (10) business days following the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) under the Securities Act for the shares of Parent Common Stock issuable with respect to substituted Company Options, and maintain its effectiveness (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding.

         VI.13 Nasdaq National Market Listing. Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

         VI.14 Company's Auditors. Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the review of any Company audit or work papers for up to the past three years, including the examination of selected interim financial statements and data, and (ii) the delivery of such documents or information from Company's independent accountants as may be reasonably requested by Parent or its accountants in order for Parent's accountants to render any opinion called for under this Agreement, if any.

         VI.15 Blue Sky Laws. Parent shall make commercially reasonable efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         VI.16   Repayment  of  Debt.   Parent  shall  repay,  as  part  of  the
consideration paid in the Merger (and without affecting the Cash Amount, the Exchange Ratio or the Warrant Share Price), Company's outstanding debts to NationsBank, N.A., Major Stockholder and Bank of America in the aggregate amount of $7,650,000, on behalf of the Company and without assuming any such debt, at and as of the Closing. Parent will not repay any other borrowings of the Company, except as contemplated by this Agreement.

         VI.17 Additional Documents and Further Assurances. Before and following the Closing, each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

         VII.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of Parent, Sub and Company to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Stockholder Approval. This Agreement, the Merger and any amendments to Company's Articles of Incorporation required to effect the foregoing, shall have been approved and adopted by the stockholders of Company by the requisite vote under applicable law and Company's Articles of Incorporation.

                  (b) Approvals.  Other than the filings provided for by Section
2.2 but including filing of Company's amended Articles of Incorporation (if required), all material Authorizations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

                  (c) Securities Law Compliance. The issuance of the Parent Common Stock and Company Capital Stock in the Merger shall be exempt from the registration requirement of the federal securities laws and shall have been qualified or shall be exempt under all applicable state securities laws.

                  (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                  (e) Tax Opinions. Parent and Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Testa, Hurwitz & Thibeault, LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

         VII.2 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Major Stockholder:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date.

                  (b) Agreements and Covenants. Parent and Sub shall have performed and complied with all agreements and covenants required by this Agreement to be performed and complied with by them on or prior to the Closing Date.

                  (c) Material Adverse Effect. There shall not have occurred any Material Adverse Effect on Parent since the date of this Agreement. For purposes of this condition, a decline in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a Material Adverse Effect.

                  (d) Reservation of Shares. Parent shall reserve for issuance the maximum number of shares of Parent Common Stock as may be issuable upon consummation of the Merger.

                  (e) Certificate of Parent. Company shall have been provided with a certificate executed on behalf of the Parent by one of its executive officers to the effect that, as of the Closing Date, all representations and warranties made by the Parent and Sub in this Agreement are true and correct; and all covenants, obligations and conditions of this Agreement to be performed by Parent and Sub on or before such date have been so performed.

                  (f) Legal Opinion. Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to Parent and Sub, in substantially the form attached hereto as Exhibit B.

                  (g) Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or threatened, against Parent or Sub, any of their respective properties or assets, or any of their respective officers or directors arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or which could reasonably be expected to have a Material Adverse Effect on Parent or Sub.

         VII.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and subject to the right of the Company to update such representations and warranties in accordance with the provisions of Section 3.24 hereof, with the same force and effect as if made on and as of the Closing Date.

                  (b) Agreements and Covenants. Company shall have performed and complied with all agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

                  (c) Material Adverse Effect. There shall not have occurred any Material Adverse Effect on Company since the date of this Agreement.

                  (d) Certificate of Company. Parent shall have been provided with a certificate executed on behalf of the Company by its President to the effect that, as of the Closing Date, all representations and warranties made by the Company in this Agreement and as updated prior to the Closing Date pursuant to this Agreement, are true and correct in all material respects, and all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed.

                  (e) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that Company has obtained the material consents, approvals and waivers set forth in Section 3.4 of the Company Disclosure Letter, including without limitation the written confirmation of (i) each of NationsBank, N.A. and Bank of America of the terms of Section 6.16 and that such repayment is repayment in full of Company's outstanding debts and other obligations toward it, and (ii) Major Stockholder of the terms of Section
6.16 and that such repayment is repayment in full of Company's outstanding debts and other obligations toward it in connection with the $2 million loan extended by it to Company in 1998.

                  (f)   Employment   Offers.   No  person  that  was  separately
identified by Parent indicated an intention to terminate continued employment by Sub after Closing.

                  (g) Executed Ancillary Agreements. The agreements described in
Section 6.1 have been executed and delivered to Parent, and all of such agreements shall be in full force and effect.

                  (h) Legal Opinions. Parent shall have received a legal opinion from Testa, Hurwitz & Thibeault, LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit C. Parent shall have received a legal opinion from Howrey & Simon, in substantially the form attached hereto as Exhibit D.

                  (i) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company (or its own business) following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

                  (j) No Dissenters. The holders of more than five percent of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                  (k) Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against Company, its properties or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, which could reasonably be expected to have a Material Adverse Effect on Company.

                  (l) Termination of Agreements. All Contracts between Company and its stockholders relating to such stockholders in their capacities as stockholders and/or employees of Company, including the Securities Purchase Agreement dated December 30, 1994, shall have been terminated. To remove doubt, this provision is not applicable to Contracts between Company and Major Stockholder the subject matter of which is Company's Intellectual Property. Parent shall have signed an agreement with Ericsson consistent with the March 1998 memorandum of understanding between Parent and Ericsson.

                  (m) Balance Sheet. Company shall have provided Parent with an unaudited balance sheet as of March 31, 1998.

                  (n) FIRPTA Compliance. Company shall have delivered to Parent properly executed statements in forms reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(2), along with written authorization for Parent to deliver the notice under Section 1.897-2(h)(2) to the IRS, as agent for Company and on Company's behalf, upon the Closing.


                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         VIII.1 Survival of Representations and Warranties. All covenants to be performed prior to the Effective Time and all representations and warranties in this Agreement of each party or in any instrument delivered pursuant to this Agreement shall survive the Merger and any investigation at any time made by or on behalf of Parent or Company, and continue until the later of (a) 5:00 p.m., California time, on the date Parent receives a copy of Parent's first consolidated audited financial statements after the Closing or (b) only with regard to a representation or warranty which is the subject of a claim made before the time set forth in (a) above, either by Parent or Sub relating to the Escrow Fund or by Company or the stockholders of Company for Parent's or Sub's breach of their respective representations and warranties, until the resolution of such claim (the "Expiration Date").

         VIII.2 Escrow Arrangements.

                  (a) Escrow Fund. At the Effective Time, Major Stockholder will be deemed to have received and deposited with Citicorp Trust, N.A., California as escrow agent (the "Escrow Agent"), cash representing the Escrow Amount without any act of Major Stockholder. Such deposit will constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's sole cost and expense (and to the extent Parent fails to pay such costs and expenses, Parent shall reimburse the Escrow Fund for such amount). No portion of the Escrow Amount shall be contributed in respect of any Company Options or Company Common Stock. The Escrow Fund shall be available to compensate Parent and its affiliates for any Loss incurred by Parent, its officers, directors, or Affiliates (including the Surviving Corporation), in good faith, directly or indirectly as a result of any (i) inaccuracy or breach of a representation or warranty of Company contained herein (as modified by the Company Disclosure Letter as updated), (ii) failure by Company to perform or comply with any covenant contained herein, or (iii) payment in respect of Dissenting Shares which exceeds the consideration that otherwise would have been payable in respect of such shares; provided, however, that Parent will use commercially reasonable efforts to minimize its Losses. Parent and Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate consideration payable by Parent pursuant to Section 2.6. Nothing herein shall limit the liability of Company for any breach of any representation, warranty or covenant (as modified by the Company Disclosure Letter as updated) if the Merger does not close. Resort to the Escrow Fund shall be the exclusive contractual remedy of Parent and its Affiliates against the Company or any of its directors, officers, representatives, agents, stockholders or Affiliates for any such breaches and misrepresentations if the Merger closes. Parent shall be entitled to receive cash from the Escrow Fund only to the extent the aggregate amount by which Losses incurred with respect to all matters set forth above exceed a "deductible" of $250,000 and then only to the extent of such excess. The amount of Losses hereunder shall be reduced by after-tax amounts, if any, actually received by Parent or Sub under any insurance policy (net of any increased premiums resulting solely from receipt of such amounts by Parent or Sub). To the extent a claim is paid from the Escrow Fund to Parent, Parent will constitute and appoint, effective as of the date of such payment, the Securityholder Agent on behalf of the Major Stockholder as the true and lawful attorney of Parent with full power of substitution in the name of the Securityholder Agent or in the name of Parent, but for the benefit of Securityholder Agent, to pursue third-party claims or collect amounts for the account of Securityholder Agent with respect to which a payment was made from the Escrow Fund.

                  (b) Fraudulent Misrepresentation. Nothing in this Agreement limits Parent's ability to assert claims of any amount based on a theory of fraudulent misrepresentation.

                  (c) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period") or sooner upon delivery of cash pursuant to claims; provided that the Escrow Period shall not terminate with respect to such amount remaining in the Escrow Fund (or some portion thereof) which is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. Within five business days after termination of the Escrow Period, the Escrow Agent shall deliver to the Major Stockholder the remaining portion of the Escrow Fund.

                  (d) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Agent shall deposit the cash portion of the Escrow Fund in an interest bearing account in instruments earning market rates of interest. Such accounts may include deposits in Citibank even though Citibank may receive a benefit or profit therefrom. Interest earned on cash amounts in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the Major Stockholder.

                  (e) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Subsection
(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash held in the Escrow Fund in an aggregate amount equal to such Losses.

                  (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Subsection (e) unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty day period, the Escrow Agent shall make delivery of cash from the Escrow Fund in accordance with Subsection (e) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty day period.

                  (g)  Resolution of Conflicts; Arbitration.

                           (i)  In case the Securityholder Agent shall so object
in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute cash from the Escrow Fund in accordance with the terms thereof.

                           (ii) If no such  agreement  can be reached after good
faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrators shall also, within twenty (20) business days from the last day of any hearings regarding the imposition of sanctions or the issuance of any awards, issue a definitive ruling on the imposition of any such sanctions or the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Subsection (f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           (iii)   Judgment  upon  any  award  rendered  by  the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Jose, California under the rules then in effect of the American Arbitration Association. For purposes of this Subsection (f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of (A) one-half of the disputed amount plus (B) any amounts not in dispute; otherwise, Major Stockholder as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                  (h)  Securityholder  Agent  of  the  Stockholders;   Power  of
Attorney.

                           (i)  In  the  event that  the   Merger  is  approved,
effective upon such vote, and without further act of any stockholder, Lee Lambert is appointed as agent and attorney-in-fact (the "Securityholder Agent") for Major Stockholder for and on behalf of Major Stockholder to give and receive notices and communications, to authorize delivery to Parent of cash from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Major Stockholder from time to time upon not less than thirty days' prior written notice to Parent. The Securityholder Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and Major Stockholder. Any vacancy in the position of Securityholder Agent shall promptly be filled by the Major Stockholder. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from the Major Stockholder.

                           (ii) The Securityholder Agent shall not be liable for
any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Major Stockholder shall indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any Loss incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder.

                  (i) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of the Major Stockholder and shall be final, binding and conclusive upon the Major Stockholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of the Major Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

                  (j) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Major Stockholder, shall be entitled, at Major Stockholder's expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

                  (k) Escrow Agent's Duties.

                           (i)  The Escrow Agent shall be obligated only for the
performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and are in accordance with the terms of this Agreement and shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

                           (ii)  The Escrow Agent is granted the power to effect
any transfer of cash out of the Escrow Fund contemplated by this Agreement.

                           (iii) The Escrow Agent is hereby authorized to comply
with and obey all orders, judgments or decrees of any court or administrative agency, notwithstanding any notices, warnings or other communications from any party or any other Person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (iv)  In performing  any duties under the  Agreement,
the Escrow Agent may act directly or through its agents, and shall not be liable to any party for Losses. Without limiting the foregoing, the Escrow Agent shall not incur any such liability or responsibility for (A) any act or failure to act made or omitted in good faith (any such action pursuant to advice of counsel shall be conclusive evidence of such good faith), (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, (C) forgeries, fraud, impersonations, or (D) for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v)  If any controversy arises between the parties to
this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and cash and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for Loss. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and cash held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and Liabilities imposed by the terms of this Agreement.

                           (vi)  The parties and their respective successors and
assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all Losses, including reasonable costs of investigation and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                           (vii) The  Escrow  Agent may  resign at any time upon
giving at least thirty days' written notice to Parent and the Securityholder Agent. The appointment of a successor escrow agent shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Parent shall appoint a successor escrow agent with assets of at least $50 million which has agreed to serve as Escrow Agent (or any other successor escrow agent with the consent of the Securityholder Agent, which will not be unreasonably withheld) and promptly notify the Escrow Agent and the Securityholder Agent of such appointment. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder. The Escrow Agent will promptly transfer the Escrow Fund to the successor escrow agent and the successor escrow agent shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                           (viii) This  Article may be amended or modified  only
if such amendment shall not increase Escrow Agent's responsibilities or liabilities without Escrow Agent's prior written consent. If the Escrow Agent does not agree to an amendment agreed upon by the parties hereto, the Escrow Agent will resign and a successor Escrow Agent will be appointed.

                  (l) Expenses of Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its duties and obligations hereunder will be paid by Parent upon receipt of a written invoice of the Escrow Agent. Any other fees and expenses will be paid equally by Parent on the one hand, and from the Escrow Fund, on the other hand, upon receipt of a written invoice of the Escrow Agent.

                  (m) Tax Qualification of the Escrow Fund. Parent, Sub and the Company intend that the Escrow Fund shall be administered so as to comply in all material respects with the guidelines established by the Internal Revenue Service in Revenue Procedure 84-42, 1984-1 C.B. 521.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         IX.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a)  by mutual consent of Company and Parent;

                  (b) by Parent or Company if: (i) the Closing has not occurred before 5:00 p.m. (Pacific time) on June 30, 1998 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                  (c) by Parent if there shall be any action taken, or any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Company's ownership or operation of all or a material portion of the business of Company, or (ii) compel Parent or Company to dispose of or hold separate all or a material portion of the business or assets of Company or Parent as a result of the Merger;

                  (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, provided that, if such breach is curable by the Company through the exercise of its commercially reasonable efforts, then for ten business days during which the Company continues to exercise such commercially reasonable efforts, Parent may not terminate this Agreement under this Section 9.1(d) (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

                  (e) by Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub, provided that, if such breach is curable by Parent or Sub through the exercise of its commercially reasonable efforts, then for ten business days during which Parent or Sub continue to exercise such commercially reasonable efforts, Company may not terminate this Agreement under this Section 9.1(e) (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

         IX.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or Company, or their respective officers, directors or stockholders, except as set forth in Section 9.3; provided that each party shall remain liable for any breaches of this Agreement prior to its termination, and provided further that the provisions of Sections 6.5, 6.6, Article IX and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         IX.3 Amendment. Except as is otherwise required by applicable law after the stockholders of Company approve this Agreement and except for registration rights, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. The registration rights granted hereunder may be amended by Parent and the Holders of a majority of the Registrable Shares then outstanding.

         IX.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         IX.5  Notice of  Termination.  Any  termination of this Agreement under
Section 9.1 above will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto.


                                    ARTICLE X

                               GENERAL PROVISIONS

         X.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)      if to Parent or Sub, to:

                             PMC-Sierra, Inc.
                             105-8555 Baxter Place
                             Burnaby, British Columbia
                             Canada V5A 4V7
                             Attention:  President
                             Facsimile No.:  (604) 415-6240
                             Telephone No.: (604) 415-6000

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Attention:  Neil Wolff
                             Facsimile No.:  (650) 493-6811
                             Telephone No.: (650) 493-9300

                    (b)      if to the Company, to:

                             Integrated Telecom Technology, Inc.
                             18310 Montgomery Village Avenue
                             Suite 300
                             Gaithersburg, MD 20879
                             Attention:  President
                             Facsimile No.:  (301) 990-9877
                             Telephone No.: (301) 990-9890

                             with a copy to:

                             Testa, Hurwitz & Thibeault, LLP
                             High Street Tower
                             125 High Street
                             Boston, MA 02110
                             Attention:  Jonathan M. Moulton, Esq.
                             Facsimile No.:  (617) 248-7100
                             Telephone No.: (617) 248-7000

                             and a copy to the Major Stockholder as shown below

                    (c)      if to the Major Stockholder, to:

                             Samsung Electronics Co., Ltd.
                             250, Taepyung-Ro, 2-KA
                             Chung-Ku, Seoul
                             Korea 100-742
                             Attention:  Yong Min Kim, Vice President
                             Facsimile No.:  011-8-22-726-3953
                             Telephone No.:  011-8-22-726-3850

                             with a copy to:

                             Howrey & Simon
                             1299 Pennsylvania Avenue, N.W.
                             Washington, DC 20004-2402
                             Attention:  Roger A. Klein, Esq.
                             Facsimile No.:  (202) 383-6610
                             Telephone No.: (202) 783-0800

                    (d)      if to the Escrow Agent, to:

                             Citicorp Trust, N.A., California
                             725 So. Figueroa Street
                             Los Angeles, California 90017
                             Attention:  Hilde Bender, V.P.
                             Facsimile No.:  (213) 683-1825
                             Telephone No.: (213) 239-1553

         X.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         X.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         X.4 Entire Agreement; Assignment. This Agreement, the Company Disclosure Letter and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Mutual
Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except that holders of Company Capital Stock shall be entitled to rely on Parent's and Sub's representations and warranties contained in Article IV herein and to enforce Parent's obligations under Sections 6.11, 6.12 and 6.13 hereof; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that the rights and obligations of Parent and Sub hereunder may be assigned to their wholly-owned subsidiaries.

         X.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         X.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         X.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such process.

         X.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         X.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

INTEGRATED TELECOM
TECHNOLOGY, INC.                     PMC-SIERRA, INC.

By    /s/ Kenneth K. Lee             By    /s/ Robert L. Bailey
      ---------------------------          -------------------------------------

Name  Kenneth K. Lee                 Name  Robert L. Bailey
      ---------------------------          -------------------------------------

Title President                      Title President and Chief Executive Officer
      ---------------------------          -------------------------------------


Solely for the purposes of Sections  2.6(d),  6.1(b),  6.4, 6.5,  6.16,  7.2 and
   Article VIII:

SAMSUNG ELECTRONICS CO., LTD.        PMC-SIERRA (MARYLAND), INC.

By    /s/ Yong Min Kim               By    /s/ Robert L. Bailey
      ---------------------------          -------------------------------------

Name  Yong Min Kim                   Name  Robert L. Bailey
      ---------------------------          -------------------------------------

Title Vice President                 Title President and Chief Executive Officer
      ---------------------------          -------------------------------------


With respect to the matters set forth in Article VIII only:

CITICORP TRUST, N.A., CALIFORNIA, as Escrow Agent

By    /s/ Hilde Bender
      ---------------------------

Name  Hilde Bender
      ---------------------------

Title Vice President
      ---------------------------

SECURITYHOLDER AGENT

/s/ Lee Lambert
-----------------------------------
LEE LAMBERT